EXHIBIT I

JOINT FILING AGREEMENT and POWER OF ATTORNEY

        Pursuant to Rule 13d-1(k), the undersigned hereby agree that the attached Schedule 13D (including any amendments thereto) is filed by behalf of each of them.

        Each of the undersigned hereby makes, constitutes, and appoints R. Charles Loudermilk, Sr. and Gilbert L. Danielson and each of them acting alone, their true and lawful attorney-in-fact, with full power of substitution and resubstitution, for it in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Schedule 13D, together with exhibits to any such amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

Date: January 22, 2003
AARON RENTS, INC.
By:	/s/ GILBERT L. DANIELSON
Name:	Gilbert L. Danielson
Title:	Executive Vice President, Chief Financial Officer
Date: January 22, 2003
/s/ R. CHARLES LOUDERMILK, SR. R. Charles Loudermilk, Sr.